UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                     February 18, 2004 (February 17, 2004)


                        American Soil Technologies, Inc.
             (Exact name of registrant as specified in its chapter)


          Nevada                        000-22855                95-4780218
(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                 File Number)          Identification No.)


     215 N. Marengo, Suite 110
            Pasadena, CA                                           91101
(Address of principal executive offices)                         (Zip Code)


        Registrant's telephone number, including area code (626) 793-2435


                                       N/A
          (Former name or former address, if changed since last report)
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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective February 17, 2004, the Board of Directors of American Soil Technologies, Inc. (the "Company") dismissed James C. Marshall, C.P.A., P.C. ("Marshall") as its independent auditors for the fiscal year ended December 31, 2003 and approved the engagement of Epstein Weber & Conover, PLC, Certified Public Accountants ("Epstein") as Marshall's replacement. The decision to change auditors was approved by the Company's Board of Directors.

For the last two fiscal years, Marshall's reports on the financial statements of the Company did not contain an adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles. For the last two fiscal years and any subsequent interim period preceding the dismissal, there were no disagreements with Marshall on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Marshall would have caused Marshall to make reference to the matter in their reports.

The Company has provided a copy of this disclosure to Marshall and requested Marshall to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Marshall agrees with the statements made by the Company in this report, and, if not, stating the respects in which they do not agree. A copy of Marshall's response is included as an exhibit to this report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

     16.1 Letter dated February 17, 2004 from Marshall regarding the statements made by the Company in this Current Report.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 17, 2004               AMERICAN SOIL TECHNOLOGIES, INC.

                                       By: /s/ Carl P. Ranno
                                           ------------------------------
                                           Carl P. Ranno
                                           Chief Executive Officer and President